Exhibit 99.1

Landmark Infrastructure Partners LP Reports First Quarter Results

El Segundo, California, May 2, 2018 (GLOBE NEWSWIRE) – Landmark Infrastructure Partners LP (the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced its first quarter financial results.

Highlights

•	Completed acquisitions with total consideration of approximately $85 million through March 31, 2018, including:
o

On January 18, 2018, the Partnership acquired 127 assets from Landmark Dividend Growth Fund – H LLC, an affiliate of its sponsor, Landmark Dividend LLC (“Landmark”), for total consideration of $60.2 million;

•	Announced a quarterly distribution of $0.3675 per common unit;
•	On April 2, the Partnership completed the issuance of its Series C preferred units, raising net proceeds of approximately $47.5 million;
•	On April 24, the Partnership closed a $225 million renewable power generation private shelf facility with an initial $43.7 million of senior secured notes issued at 4.38%;
•	Reported Q1 2018 rental revenue of $15.7 million, a 33% increase year-over-year;
•	Reported Q1 2018 net income of $6.7 million, EBITDA of $17.1 million, and Adjusted EBITDA of $15.5 million, a 35% increase in Adjusted EBITDA year-over-year; and
•	Reported Q1 2018 distributable cash flow of $8.1 million, a 21% increase year-over-year.

First Quarter Results

Rental revenue for the quarter ended March 31, 2018 increased 33% to $15.7 million compared to the first quarter of 2017.  Net income for the first quarter of 2018 was $6.7 million, compared to net income of $3.5 million in the first quarter of 2017.  Net income attributable to common unitholders per diluted unit in the first quarter of 2018 was $0.19, compared to net income attributable to common unitholders per diluted unit of $0.09 in the first quarter of 2017.  EBITDA (earnings before interest, income taxes, depreciation and amortization) for the quarter ended March 31, 2018 increased 62% to $17.1 million compared to the first quarter of 2017.  Adjusted EBITDA for the quarter ended March 31, 2018 increased 35% to $15.5 million compared to the first quarter of 2017, and distributable cash flow increased 21% to $8.1 million compared to the first quarter of 2017.

“We delivered another strong quarter of operating results, growing the asset base while our existing portfolio continues to generate stable and predictable cash flows.  For 2018, we remain focused on growing our portfolio of core ground lease assets while also targeting the new development initiatives that we have discussed,” said Tim Brazy, Chief Executive Officer of the Partnership’s general partner.

Quarterly Distributions

On April 19, 2018, the Board of Directors of the Partnership’s general partner declared a cash distribution of $0.3675 per common unit, or $1.47 per common unit on an annualized basis, for the quarter ended March 31, 2018.  The distribution is payable on May 15, 2018 to common unitholders of record as of May 1, 2018.

On April 19, 2018, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.2090 per Series C preferred unit, which is payable on May 15, 2018 to Series C preferred unitholders of record as of May 1, 2018.

On April 19, 2018, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.49375 per Series B preferred unit, which is payable on May 15, 2018 to Series B preferred unitholders of record as of May 1, 2018.

On March 23, 2018, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.500 per Series A preferred unit, which was paid on April 16, 2018 to Series A preferred unitholders of record as of April 2, 2018.

Recent Acquisitions

Year-to-date through March 31, 2018, the Partnership acquired a total of 160 assets for total consideration of approximately $85 million. The acquisitions were immediately accretive to the Partnership’s distributable cash flow, funded primarily with borrowings under the Partnership’s existing Facility and the issuance of common units.

At-The-Market (“ATM”) Equity Programs

Year-to-date as of March 31, 2018, through its At-The-Market (“ATM”) issuance programs, the Partnership issued 27,830 common units and 24,747 Series A preferred units for gross proceeds of approximately $0.5 million and $0.6 million, respectively.

Series C Preferred Unit Offering

On April 2, 2018, the Partnership closed a public offering of 2,000,000 Series C Floating-to-Fixed Rate Cumulative Perpetual Redeemable Convertible Preferred Units (Liquidation Preference $25.00 per Unit) representing limited partner interests in the Partnership (“Series C Preferred Units”) at a public offering price of $25.00 per Series C Preferred Unit.  We used the net proceeds from the offering of approximately $47.5 million to repay indebtedness.

2018 Guidance

The Partnership’s outlook for acquisition volume is $250 million to $300 million in assets.  This includes the right to purchase $200 million to $250 million in assets that the Partnership’s sponsor has expressed its intent to offer us, and approximately $50 million in new infrastructure deployments.  These acquisitions and deployments, combined with organic portfolio growth, are expected to drive distribution growth of 10% over the fourth quarter 2017 distribution of $0.3675 per common unit by the fourth quarter 2018 (distribution to be paid in February 2019).

Conference Call Information

The Partnership will hold a conference call on Wednesday, May 2, 2018, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its first quarter 2018 financial and operating results.  The call can be accessed via a live webcast at https://edge.media-server.com/m6/p/a2xr6eup, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 6381976.

A webcast replay will be available approximately two hours after the completion of the conference call through May 2, 2019 at https://edge.media-server.com/m6/p/a2xr6eup.  The replay is also available through May 11, 2018 by dialing 855-859-2056 or 404-537-3406 and entering the access code 6381976.

About Landmark Infrastructure Partners LP

The Partnership owns and manages a portfolio of real property interests and infrastructure assets that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.

Non-GAAP Financial Measures

We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain or loss on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, repayments of investments in receivables, and the capital contribution to fund our general and administrative expense reimbursement.  We define distributable cash flow as Adjusted EBITDA less cash interest expense, current cash income tax expense, distributions to preferred unitholders, distributions to noncontrolling interest holders, and maintenance capital expenditures.  Distributable cash flow will not reflect changes in working capital balances. We believe that to understand our performance further, EBITDA, Adjusted EBITDA and distributable cash flow should be compared with our reported net income (loss) and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (“GAAP”), as presented in our consolidated financial statements.

EBITDA, Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA, Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income (loss) and net cash provided by operating activities.  EBITDA, Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA, Adjusted EBITDA and distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA, Adjusted EBITDA and distributable cash flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include our expected distribution growth for 2018 and expected acquisition opportunities from our sponsor.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2017 and Current Report on Form 8-K filed with the Commission on February 15, 2018.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:	Marcelo Choi
Vice President, Investor Relations
(213) 788-4528
ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated Statements of Operations

In thousands, except per unit data

(Unaudited)

	Three Months Ended March 31,
	2018 (1)	2017 (1)
Revenue
Rental revenue	$15,695	$11,841
Expenses
Property operating	286	87
General and administrative	1,699	1,408
Acquisition-related	185	467
Amortization	4,022	3,129
Impairments	—	156
Total expenses	6,192	5,247
Other income and expenses
Interest and other income	438	359
Interest expense	(6,272)	(3,920)
Unrealized gain on derivatives	3,148	494
Total other income and expenses	(2,686)	(3,067)
Income before income tax expense	6,817	3,527
Income tax expense	76	—
Net income	6,741	3,527
Less: Net income attributable to noncontrolling interests	4	3
Net income attributable to limited partners	6,737	3,524
Less: Distributions to preferred unitholders	(1,944)	(1,344)
Less: General Partner's incentive distribution rights	(195)	(88)
Net income attributable to common and subordinated unitholders	$4,598	$2,092
Net income (loss) per common and subordinated unit
Common units – basic	$0.21	$0.09
Common units – diluted	$0.19	$0.09
Subordinated units – basic and diluted	$(0.19)	$0.09
Weighted average common and subordinated units outstanding
Common units – basic	22,996	19,457
Common units – diluted	24,564	19,457
Subordinated units – basic and diluted	1,568	3,135
Other Data
Total leased tenant sites (end of period)	2,309	1,966
Total available tenant sites (end of period)	2,395	2,039

(1)

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the Securities and Exchange Commission on May 2, 2018.

Landmark Infrastructure Partners LP

Consolidated Balance Sheets

In thousands, except per unit data

(Unaudited)

	March 31, 2018	December 31, 2017
Assets
Land	$122,141	$114,385
Real property interests	649,673	596,422
Construction in progress	18,230	7,574
Total land and real property interests	790,044	718,381
Accumulated amortization of real property interests	(41,310)	(37,817)
Land and net real property interests	748,734	680,564
Investments in receivables, net	20,608	20,782
Cash and cash equivalents	10,501	9,188
Restricted cash	3,621	18,672
Rent receivables, net	4,045	4,141
Due from Landmark and affiliates	—	629
Deferred loan costs, net	3,149	3,589
Deferred rent receivable	4,264	4,252
Derivative asset	6,307	3,159
Other intangible assets, net	22,709	17,984
Other assets	5,608	5,039
Total assets	$829,546	$767,999
Liabilities and equity
Revolving credit facility	$344,000	$304,000
Secured notes, net	186,522	187,249
Accounts payable and accrued liabilities	15,509	4,978
Due to Landmark and affiliates	282	—
Other intangible liabilities, net	13,741	12,833
Prepaid rent	6,309	4,581
Total liabilities	566,363	513,641
Commitments and contingencies
Equity
Series A cumulative redeemable preferred units, 1,593,149 and 1,568,402 units issued and outstanding at March 31, 2018 and December 31, 2017, respectively	37,207	36,604
Series B cumulative redeemable preferred units, 2,463,015 units issued and outstanding at March 31, 2018 and December 31, 2017, respectively	58,936	58,936
Common units, 25,005,542 and 20,146,458 units issued and outstanding at March 31, 2018 and December 31, 2017, respectively	334,651	288,527
Subordinated units, zero and 3,135,109 units issued and outstanding at March 31, 2018 and December 31, 2017, respectively	—	19,641
General Partner	(169,818)	(150,519)
Accumulated other comprehensive income	2,006	968
Total limited partners' equity	262,982	254,157
Noncontrolling interests	201	201
Total equity	263,183	254,358
Total liabilities and equity	$829,546	$767,999

Landmark Infrastructure Partners LP

Real Property Interest Table

		Available Tenant Sites (1)			Leased Tenant Sites
Real Property Interest	Number of Infrastructure Locations (1)	Number	Average Remaining Property Interest (Years)		Number	Average Remaining Lease Term (Years) (2)	Tenant Site Occupancy Rate (3)	Average Monthly Effective Rent Per Tenant Site (4)(5)	Quarterly Rental Revenue (6) (In thousands)	Percentage of Quarterly Rental Revenue (6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	1,085	1,382	77.9	(7)	1,329	28.3			$7,669	49%
Outdoor Advertising	512	612	84.2	(7)	597	18.4			3,279	21%
Renewable Power Generation	24	56	29.4	(7)	56	30.1			229	2%
Subtotal	1,621	2,050	79.0	(7)	1,982	25.4			$11,177	72%
Tenant Lease Assignment only (8)
Wireless Communication	162	231	49.0		213	17.9			$1,452	9%
Outdoor Advertising	30	31	62.1		31	15.0			204	1%
Renewable Power Generation	6	6	49.4		6	28.2			47	—%
Subtotal	198	268	50.5		250	17.8			$1,703	10%
Tenant Lease on Fee Simple
Wireless Communication	17	26	99.0	(7)	26	19.2			$524	3%
Outdoor Advertising	32	36	99.0	(7)	36	10.9			727	5%
Renewable Power Generation	13	15	99.0	(7)	15	31.7			1,564	10%
Subtotal	62	77	99.0	(7)	77	17.6			$2,815	18%
Total	1,881	2,395	76.5	(9)	2,309	24.3			$15,695	100%
Aggregate Portfolio
Wireless Communication	1,264	1,639	74.1		1,568	26.8	96%	$2,001	$9,645	61%
Outdoor Advertising	574	679	83.9		664	17.9	98%	2,294	4,210	27%
Renewable Power Generation	43	77	38.0		77	30.3	100%	8,346	1,840	12%
Total	1,881	2,395	76.5	(9)	2,309	24.3	96%	$2,291	$15,695	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of March 31, 2018 were 3.9, 8.8, 18.3 and 5.6 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended March 31, 2018. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 66 years.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow

In thousands

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
Net income	$6,741	$3,527
Interest expense	6,272	3,920
Amortization expense	4,022	3,129
Income tax expense	76	—
EBITDA	$17,111	$10,576
Impairments	—	156
Acquisition-related	185	467
Unrealized gain on derivatives	(3,148)	(494)
Unit-based compensation	70	105
Straight line rent adjustments	81	(244)
Amortization of above- and below-market rents, net	(328)	(283)
Repayments of investments in receivables	299	245
Deemed capital contribution to fund general and administrative expense reimbursement(1)	1,202	955
Adjusted EBITDA	$15,472	$11,483
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$11,680	$6,779
Unit-based compensation	(70)	(105)
Unrealized gain on derivatives	3,148	494
Amortization expense	(4,022)	(3,129)
Amortization of above- and below-market rents, net	328	283
Amortization of deferred loan costs and discount on secured notes	(891)	(438)
Receivables interest accretion	—	9
Impairments	—	(156)
Allowance for doubtful accounts	10	(15)
Working capital changes	(3,442)	(195)
Net income	$6,741	$3,527
Interest expense	6,272	3,920
Amortization expense	4,022	3,129
Income tax expense	76	—
EBITDA	$17,111	$10,576
Less:
Unrealized gain on derivatives	(3,148)	(494)
Straight line rent adjustment	—	(244)
Amortization of above- and below-market rents, net	(328)	(283)
Add:
Impairments	—	156
Acquisition-related	185	467
Unit-based compensation	70	105
Straight line rent adjustment	81	—
Repayments of investments in receivables	299	245
Deemed capital contribution to fund general and administrative expense reimbursement (1)	1,202	955
Adjusted EBITDA	$15,472	$11,483
Less:
Expansion capital expenditures	(95,060)	(12,443)
Cash interest expense	(5,381)	(3,482)
Cash income tax	(76)	—
Distributions to preferred unitholders	(1,944)	(1,344)
Distributions to noncontrolling interest holders	(4)	(3)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	95,060	12,443
Distributable cash flow	$8,067	$6,654

(1)

Under the omnibus agreement that we entered into with Landmark at the closing of our initial public offering, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow

In thousands, except per unit data (Unaudited)

Three Months Ended March 31,
2018	2017
Revenue:
Rental revenue	$15,695	$11,841
Expenses:
Property operating	286	87
General and administrative	1,699	1,408
Acquisition-related	185	467
Amortization	4,022	3,129
Impairments	—	156
Total expenses	6,192	5,247
Other income and expenses
Interest and other income	438	359
Interest expense	(6,272)	(3,920)
Unrealized gain on derivatives	3,148	494
Total other income and expenses	(2,686)	(3,067)
Income before income tax expense	6,817	3,527
Income tax expense	76	—
Net income	$6,741	$3,527
Add:
Interest expense	6,272	3,920
Amortization expense	4,022	3,129
Income tax expense	76	—
EBITDA	$17,111	$10,576
Less:
Unrealized gain on derivatives	(3,148)	(494)
Straight line rent adjustments	—	(244)
Amortization of above- and below-market rents	(328)	(283)
Add:
Impairments	—	156
Acquisition-related expenses	185	467
Straight line rent adjustments	81	—
Unit-based compensation	70	105
Repayments of investments in receivables	299	245
Deemed capital contribution to fund general and administrative expense reimbursement (1)	1,202	955
Adjusted EBITDA	$15,472	$11,483
Less:
Expansion capital expenditures	(95,060)	(12,443)
Cash interest expense	(5,381)	(3,482)
Cash income tax	(76)	—
Distributions to preferred unitholders	(1,944)	(1,344)
Distributions to noncontrolling interest holders	(4)	(3)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	95,060	12,443
Distributable cash flow	$8,067	$6,654
Annualized quarterly distribution per unit	$1.47	$1.41
Distributions to common unitholders	9,027	6,859
Distributions to Landmark Dividend – subordinated units	—	1,105
Distributions to the General Partner – incentive distribution rights	191	87
Total distributions	$9,218	$8,051
Shortfall of distributable cash flow over the quarterly distribution	$(1,151)	$(1,397)
Coverage ratio (2)	0.88	x	0.83	x

(1)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(2)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the common and subordinated unitholders on the weighted average units outstanding.